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                                                                    EXHIBIT 99.1

            CONFIDENTIAL TREATMENT REQUESTED BY LANNETT COMPANY, INC.


                                  EXHIBIT 99.1

                            MAY 5, 2004 PRESS RELEASE


LANNETT (R) COMPANY, INC ANNOUNCES THE SIGNING OF A CONTRACT WITH JEROME STEVENS
                              PHARMACEUTICAL, INC.



        PHILADELPHIA, PA - May 5, 2004 - LANNETT(R) COMPANY, INC. (AMEX: LCI) announced that it has signed a contract with Jerome Stevens Pharmaceutical, Inc.
(JSP), its primary supplier, for three of JSP's products. Effective immediately, Lannett and JSP have executed a contract that provides Lannett with exclusive distribution rights in the United States for the current line of JSP products. Lannett has been distributing a number of JSP products for the past two years without a formal agreement. The agreement is for a period of ten years.

        Under the terms of the contract, Lannett will have exclusive purchase and distribution rights for the following JSP products: Butalbital, with Aspirin, Caffeine and Codeine Phosphate capsules, Digoxin tablets, Levothyroxine Sodium tablets, and Unithroid(R) tablets. Lannett has previously sold these products for JSP; and the parties have agreed to memorialize the terms amid a growing business relationship. In exchange for the exclusive distribution rights, Lannett will grant JSP four million (4,000,000) shares of Lannett's authorized, unissued common stock. Lannett has also agreed to file a registration statement registering the shares.

        "The execution of this supply and distribution agreement has solidified our ongoing supply of the JSP products. The JSP line has become an integral part of our business. We have been successful in opening many new customer accounts with the JSP products. It was important for us to memorialize the business terms of the supply from JSP because of the importance of these products on our overall results of operations. We believe the investment made in this contract will benefit the Company and its shareholders, and
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            CONFIDENTIAL TREATMENT REQUESTED BY LANNETT COMPANY, INC.


assure Lannett of continued business growth and penetration in the generic drug industry," said Arthur Bedrosian, Lannett's President. "We value our relationship with Lannett and look forward to many more years together. We intend to hold the shares of Lannett common stock issued to us as an investment, as we believe in the long range growth and the future of the Company " said Jerry Steinlauf, JSP's President.

        Among the JSP products included in the agreement, Levothyroxine Sodium Tablets contributes the greatest amount to Lannett's sales, and has the strong potential to further increase Lannett's future sales. Levothyroxine Sodium Tablets are used to treat hypothyroidism and other thyroid disorders. It is one of the most prescribed drugs in the United States with over 13 million patients. With its distribution of this product, Lannett competes in a market which is currently controlled by 2 branded Levothyroxine Sodium tablet products -- Abbott Laboratories' Synthroid(R), Monarch Pharmaceutical's Levoxyl(R). JSP's Unithroid(R) was the first FDA approved (August 2000) Levothyroxine Sodium Tablet formulation. Both Synthroid(R) and Levoxyl(R) were approved by the FDA in the following years. The U.S. market for Levothyroxine Sodium Tablets is estimated to be approximately $1.3 billion in annual sales. Currently, Synthroid(R) and Levoxyl(R) control the majority of this market. However, JSP has applied to the FDA, through supplements to its NDA, to approve its product's bioequivalence to both Synthroid(R) and Levoxyl(R). If the FDA approves JSP's supplemental applications, Lannett expects the sales of its marketed Levothyroxine product to increase, relative to the market size of the two dominant brands.

        Lannett's common stock trades on the American Stock Exchange under the symbol "LCI". For more information, please call Investor Relations at 215-333-9000.

        THIS PRESS RELEASE CONTAINS CERTAIN STATEMENTS OF A FORWARD-LOOKING NATURE RELATING TO FUTURE EVENTS OR FUTURE BUSINESS PERFORMANCE. ANY SUCH
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            CONFIDENTIAL TREATMENT REQUESTED BY LANNETT COMPANY, INC.


STATEMENTS THAT REFER TO LANNETT'S ESTIMATED OR ANTICIPATED FUTURE FINANCIAL RESULTS, FUTURE INVENTORY LEVELS, FUTURE COMPETITION OR PRICING, FUTURE LEVELS OF OPERATING EXPENSES, PRODUCT DEVELOPMENT EFFORTS OR PERFORMANCE, OR OTHER NON-HISTORICAL FACTS ARE FORWARD-LOOKING AND REFLECT LANNETT'S CURRENT PERSPECTIVE OF EXISTING TRENDS AND INFORMATION. THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT CANNOT BE PREDICTED OR QUANTIFIED AND, CONSEQUENTLY, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, THE UNCERTAINTY THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE PRELIMINARY RESULTS DESCRIBED IN THIS PRESS RELEASE, RATES OF SALE OF CUSTOMER INVENTORIES, THE SUCCESS OF LANNETT'S PRODUCT DEVELOPMENT ACTIVITIES AND THE TIMELINESS WITH WHICH REGULATORY AUTHORIZATIONS AND PRODUCT ROLL-OUT MAY BE ACHIEVED, MARKET ACCEPTANCE OF LANNETT'S PRODUCTS AND THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING, THE AVAILABILITY ON COMMERCIALLY REASONABLE TERMS OF RAW MATERIALS AND OTHER THIRD PARTY SOURCED PRODUCTS, SUCCESSFUL COMPLIANCE WITH EXTENSIVE, COSTLY, COMPLEX AND EVOLVING GOVERNMENTAL REGULATIONS AND RESTRICTIONS, EXPOSURE TO PRODUCT LIABILITY AND OTHER LAWSUITS AND CONTINGENCIES, AND OTHER RISKS AND UNCERTAINTIES DETAILED IN LANNETT'S MOST RECENT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING BUT NOT LIMITED TO: LANNETT'S ANNUAL REPORT AND FORM 10-KSB FOR THE YEAR ENDED JUNE 30, 2003.

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